As filed with the Securities and Exchange Commission on October 14, 2004

Registration No. 333-110992

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXULT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0831076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Innovation Drive, Suite 200

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

John M. Ryan

Exult, Inc.

Vice President and Treasurer

100 Half Day Road

Lincolnshire, Illinois 60069

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Pursuant to the Registrant’s undertaking in Item 17 of Part II of this registration statement, the registrant hereby withdraws this registration statement, including all amendments and exhibits thereto, with respect to the $110,000,0000 of the Registrant’s 2.5% Convertible Senior Notes (the “Notes”) and the related shares of the Registrant’s common stock, par value .0001 per share, registered hereon. On October 1, 2004, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2004, by and between the Registrant, Hewitt Associates, Inc., a Delaware corporation (“Hewitt”) and Eagle Merger Corp., a Delaware corporation and wholly owned subsidiary of Hewitt (“Merger Sub”), Merger Sub was merged with and into the Registrant, with the Registrant as the surviving corporation (the “Merger”). In connection therewith, on October 6, 2004, Hewitt filed a new Registration Statement on Form S-3 with the Securities and Exchange Commission in respect of the Notes and the shares of Hewitt Class A common stock, par value .01 per share, now issuable upon conversion of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, the State of Illinois, on October 14, 2004.

EXULT, INC.

By:	/S/ DALE L. GIFFORD
Name:	Dale L. Gifford
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below on behalf of Exult by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DALE L. GIFFORD Dale L. Gifford	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2004

/S/ DAN A. DECANNIERE Dan A. DeCanniere	Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2004

/S/ JOHN M. RYAN John M. Ryan	Vice President, Treasurer and Director	October 14, 2004

/S/ C. LAWRENCE CONNOLLY, III C. Lawrence Connolly, III	Director	October 14, 2004

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